Exhibit 99.1

CVR Partners Reports 2016 First Quarter Results
And Announces Cash Distribution of 27 Cents

SUGAR LAND, Texas (April 28, 2016) - CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced first quarter 2016 net income of $18.0 million, or 25 cents per fully diluted common unit, on net sales of $73.1 million, compared to net income of $29.8 million, or 41 cents per fully diluted common unit, on net sales of $93.1 million for the first quarter a year earlier.

Adjusted EBITDA, a non-GAAP financial measure, was $27.9 million for the first quarter of 2016, compared to adjusted EBITDA of $38.4 million for the first quarter of 2015.

“CVR Partners reported strong operational results for the 2016 first quarter,” said Mark Pytosh, chief executive officer. “Our Coffeyville fertilizer plant continued to operate well following last year’s turnaround and has maintained its performance since posting record production rates for the fourth quarter of 2015.

“Through April, we have seen steady demand for nitrogen fertilizer to meet the expected substantial spring planting of corn acres in the United States,” Pytosh said.

“On April 1, the Partnership completed its acquisition of Rentech Nitrogen Partners, L.P.,” he continued. “We are confident in the strategic benefits of the combination and remain focused on delivering the synergies that were outlined in our August announcement.”

Operations

For the first quarter of 2016, average realized gate prices for UAN and ammonia were $209 per ton and $367 per ton, respectively, compared to $263 per ton and $553 per ton, respectively, for the same period in 2015.

CVR Partners produced 113,700 tons of ammonia and purchased an additional 3,000 tons of ammonia during the first quarter of 2016, of which 15,100 net tons were available for sale while the rest was upgraded to 248,200 tons of UAN. In the 2015 first quarter, the plant produced 96,000 tons of ammonia and purchased an additional 21,200 tons of ammonia, of which 14,600 net tons were available for sale while the remainder was upgraded to 252,100 tons of UAN.

On-stream factors during the 2016 first quarter were 97.7 percent for gasification, 97.2 percent for the ammonia synthesis loop and 91.4 percent for the UAN conversion facility.

Distributions

CVR Partners also announced today a first quarter 2016 distribution of 27 cents per common unit, which includes approximately 6 cents per common unit of available cash associated with Rentech Nitrogen Partners’ first quarter 2016 results. The distribution, as set by the board of CVR GP, LLC, the general partner of CVR Partners, will be paid on May 16, 2016, to unitholders of record on May 9, 2016.

CVR Partners is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

2016 First Quarter Earnings Conference Call

CVR Partners previously announced that it will host its 2016 first quarter Earnings Conference Call for analysts and investors on Thursday, April 28, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1004/14515. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1004/14515. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13634750.

# # #

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, with manufacturing facilities located in Coffeyville, Kansas, and East Dubuque, Illinois, CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. The company’s Coffeyville nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day urea ammonium nitrate (UAN) unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. The company’s East Dubuque nitrogen fertilizer manufacturing facility uses natural gas to produce nitrogen fertilizer and primarily includes a 1,025 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Contact:
Wes Harris
CVR Partners, LP
281-207-3490
InvestorRelations@CVRPartners.com

Media Relations:
Angie Dasbach
CVR Partners, LP
281-207-3550
MediaRelations@CVRPartners.com

CVR Partners, LP

Financial and Operational Data (all information in this release is unaudited except the balance sheet data as of December 31, 2015).

	Three Months Ended March 31,
	2016	2015

	(in millions, except per unit data)
Consolidated Statements of Operations Data:
Net sales (3)	$73.1	$93.1
Cost of product sold - Affiliates (1)	0.8	1.8
Cost of product sold - Third parties (1)	15.5	24.0
Direct operating expenses - Affiliates (1)	0.9	1.0
Direct operating expenses - Third parties (1)	22.8	23.4
Selling, general and administrative expenses - Affiliates (1) (2)	3.5	3.3
Selling, general and administrative expenses - Third parties (1) (2)	2.9	1.3
Depreciation and amortization	7.0	6.8
Operating income	19.7	31.5
Interest expense and other financing costs	(1.7)	(1.7)
Interest income	—	—
Other income (expense), net	—	—
Income before income tax expense	18.0	29.8
Income tax expense	—	—
Net income	$18.0	$29.8

Net income per common unit - basic	$0.25	$0.41
Net income per common unit - diluted	$0.25	$0.41

Adjusted EBITDA*	$27.9	$38.4
Available cash for distribution*	$30.6	$32.6

Weighted average, number of common units outstanding (in thousands):
Basic	73,128	73,123
Diluted	73,128	73,131
________________________________

* See "Use of Non-GAAP Financial Measures" below.

(1)    Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

(2)
On April 1, 2016, CVR Partners, LP (the "Partnership"), completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of August 9, 2015 with East Dubuque Nitrogen Partners, L.P. (formerly known as Rentech Nitrogen Partners, L.P.) and East Dubuque Nitrogen GP, LLC (formerly known as Rentech Nitrogen GP, LLC) (together, "East Dubuque"), with East Dubuque continuing as surviving entities and subsidiaries of CVR Partners. The Partnership incurred legal and other professional fees and other merger related expenses that are referred to herein as expenses associated with the East Dubuque mergers. The Partnership incurred approximately $1.2 million of expenses associated with the East Dubuque mergers, which are included in selling, general and administrative expenses for the three months ended March 31, 2016.

(3)        Below are the components of net sales:

	Three Months Ended March 31,
	2016	2015

	(in millions)
Reconciliation to net sales:
Sales net at gate	$64.8	$79.2
Freight in revenue	6.9	7.0
Hydrogen revenue	1.1	6.5
Other	0.3	0.4
Total net sales	$73.1	$93.1

	As of March 31, 2016	As of December 31, 2015
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$52.0	$50.0
Working capital	76.5	72.7
Total assets	529.2	536.3
Total debt	125.0	124.8
Total partners’ capital	384.0	385.6

	Three Months Ended March 31,
	2016	2015

	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$23.6	$25.4
Investing activities	(1.7)	(2.7)
Financing activities	(19.9)	(30.0)
Net increase (decrease) in cash and cash equivalents	$2.0	$(7.3)

Capital expenditures for property, plant and equipment	$1.7	$2.7

	Three Months Ended March 31,
	2016	2015
Key Operating Statistics:

Production volume (thousand tons):
Ammonia (gross produced) (1)	113.7	96.0
Ammonia (net available for sale) (1) (2)	15.1	14.6
UAN	248.2	252.1

Petroleum coke consumed (thousand tons)	126.9	124.9
Petroleum coke consumed (cost per ton)	$17	$29

Sales (thousand tons):
Ammonia	24.4	12.8
UAN	267.0	274.5

Product pricing at gate (dollars per ton) (3):
Ammonia	$367	$553
UAN	$209	$263

On-stream factors (4):
Gasification	97.7%	99.4%
Ammonia	97.2%	94.4%
UAN	91.4%	97.8%

Market Indicators:
Ammonia - Southern Plains (dollars per ton)	$375	$553
UAN - Corn belt (dollars per ton)	$229	$313
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(1)   Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into UAN. Net tons available for sale represent ammonia available for sale that was not upgraded into UAN.

(2)   In addition to the produced ammonia, the Partnership acquired approximately 3.0 thousand tons and 21.2 thousand tons of ammonia during the three months ended March 31, 2016 and 2015, respectively.

(3)
Product pricing at gate represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(4)   On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

To supplement our actual results calculated in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP based results below. These non-GAAP financial measures should not be considered as an alternative to GAAP results.

EBITDA is defined as net income before (i) interest (income) expense, (ii) income tax expense and (iii) depreciation and amortization expense.

Adjusted EBITDA is defined as EBITDA further adjusted for the impact of non-cash share-based compensation, and, when applicable, major scheduled turnaround expenses, loss on extinguishment of debt, loss on disposition of assets and expenses associated with the East Dubuque mergers.

We present EBITDA because we believe it allows users of our financial statements, such as investors and analysts, to assess our financial performance without regard to financing methods, capital structure or historical cost basis. We present Adjusted EBITDA because we have found it helpful to consider an operating measure that excludes expenses, such as major scheduled turnaround expenses, loss on extinguishment of debt, loss on disposition of assets and expenses associated with the East Dubuque mergers, relating to transactions not reflective of our core operations. When applicable, each of these expenses is discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our SEC reports, so that investors have complete information about expenses. In addition, we believe that it is useful to exclude from Adjusted EBITDA non-cash share-based compensation, although it is a recurring cost incurred in the ordinary course of business. In our view, non-cash share-based compensation, which also is presented in our financial statements and discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operations, reflects a non-cash cost which may obscure, for a given period, trends in the underlying business, due to the timing and nature of the equity awards. We also present Adjusted EBITDA because it is the starting point used by the board of directors of our general partner when calculating our available cash for distribution.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flows from operations. Management believes that EBITDA and Adjusted EBITDA enable investors and analysts to better understand our ability to make distributions to common unitholders, help investors and analysts evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance by allowing investors to evaluate the same information used by management. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of Net Income to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2016	2015

	(in millions)
Net income	$18.0	$29.8
Add:
Interest expense and other financing costs, net	1.7	1.7
Depreciation and amortization	7.0	6.8
EBITDA	$26.7	$38.3
Add:
Share-based compensation, non-cash	—	0.1
Expenses associated with the East Dubuque mergers	1.2	—
Adjusted EBITDA	$27.9	$38.4

Available cash for distribution is not a recognized term under GAAP. Available cash for distribution should not be considered in isolation or as an alternative to net income or operating income, or any other measure of financial performance or operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash for distribution as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash begins with Adjusted EBITDA reduced for cash needed for (i) net cash interest expense (excluding capitalized interest) and debt service and other contractual obligations; (ii) maintenance capital expenditures; and (iii) to the extent applicable, major scheduled turnaround expenses, reserves for future operating or capital needs that the board of directors of the general partner deemed necessary or appropriate, and expenses associated with the East Dubuque mergers, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

	Three Months Ended March 31,
	2016	2015

	(in millions, except units and per unit data)
Adjusted EBITDA	$27.9	$38.4
Adjustments:
Less:
Net cash interest expense (excluding capitalized interest) and debt service	(1.5)	(1.5)
Maintenance capital expenditures	(0.9)	(1.3)
Cash reserves for future turnaround expenses	—	(3.0)
Expenses associated with the East Dubuque mergers	(1.2)	—
Plus:
Available cash associated with East Dubuque 2016 first quarter	6.3	—
Available cash for distribution	$30.6	$32.6
Available cash for distribution, per common unit (1)	$0.27	$0.45
Common units outstanding (in thousands) (1)	113,283	73,123
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(1) Available cash for distribution, per common unit for the three months ended March 31, 2016 is calculated based on the post-merger common units outstanding.

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